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                                                                    EXHIBIT 21.1

                           BURLINGTON RESOURCES INC.

                         SUBSIDIARIES OF THE REGISTRANT

     The following is a list of the significant subsidiaries of Burlington Resources Inc. showing the place of incorporation and the percentage of voting securities owned.

                                                                                   PERCENTAGE
                                                                                   OF VOTING
                                                                                SECURITIES OWNED
                                                               JURISDICTION       DIRECTLY OR
                                                                    OF           INDIRECTLY BY
                      NAME OF COMPANY                         INCORPORATION     IMMEDIATE PARENT
------------------------------------------------------------  --------------    ----------------
El Paso Production Company..................................     Delaware             100%
Glacier Park Company........................................     Delaware             100%
Meridian Oil Hydrocarbons Inc...............................     Delaware             100%
Meridian Oil Inc............................................     Delaware             100%
Meridian Oil Production Inc.................................     Delaware             100%
Meridian Oil Trading Inc....................................     Delaware             100%
Southland Royalty Company...................................     Delaware             100%

     The names of certain subsidiaries are omitted as such subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.